Exhibit 99.1

Fintech Ecosystem Development Corp. Announces

Third Extension of Deadline to Complete Initial Business Combination

COLLEGEVILLE, PA, June 22, 2023 – Fintech Ecosystem Development Corp. (Nasdaq: FEXD) (“the “Company”), announced today that its board of directors (the “Board”) has decided to extend the date by which the Company must consummate an initial business combination (the “Deadline Date”) from June 21, 2023 for an additional month, to July 21, 2023, and that its sponsor, Revofast LLC (the “Sponsor”) deposited $110,000 into the Company’s trust account in connection with this extension, the third of twelve potential one-month extensions of the Deadline Date available to the Company.

The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), provides the Company with the right to extend the Deadline Date up to twelve times for an additional one month each time (each, an “Extension”), from April 21, 2023 to up to April 21, 2024.

About Fintech Ecosystem Development Corp.

Fintech Ecosystem Development Corp. is a special purpose acquisition company formed for the purpose of effecting one or more business combinations with an intent to focus on the financial technology sector. The Company is sponsored by Revofast LLC and the management team led by Chief Executive Officer, President and founder Dr. Saiful Khandaker and a team of experienced Fintech business and technology innovators.

For additional information, please visit www.fintechecosys.com.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.